Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2010)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Networks Corporation	Korea
KT Linkus Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Capital Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Internal Venture Fund No.2	Korea
Sofnics, Inc.	Korea
KT Edui Co., Ltd. (formerly JungBoPremiumEdu Co., Ltd.)	Korea
KT New Business Fund No. 1	Korea
KT DataSystems Co., Ltd.	Korea
Gyeonggi-KT Green Growth Fund	Korea
KTC Media Contents Fund 1	Korea
KTC Media Contents Fund 2	Korea
KT Innotz Inc.	Korea
Vanguard Private Equity Fund	Korea
KT-LIG ACE Private Equity Fund	Korea
KTR Co., Ltd.	Korea
KT Rental Co., Ltd.	Korea
KT Estate Inc.	Korea
KT Strategic Investment Fund No.1	Korea
KT Hitel Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Tech, Inc.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
Sidus FNH Corporation	Korea
Sidus FNH Benex Cinema Investment Fund	Korea
Nasmedia, Inc.	Korea
Korea Telecom Japan Co., Ltd.	Japan
Korea Telecom China Co., Ltd.	China
Super iMax	Uzbekistan
East Telecom	Uzbekistan
New Telephone Company, Inc.	Russia
Helios-TV	Russia
Novaya Svyaz	Russia
KTSC Investment Management B.V.	Netherlands
Korea Telecom America, Inc.	America
PT. KT Indonesia	Indonesia